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                                                                     EXHIBIT 5.7

                           (PAUL HASTINGS LETTERHEAD)





January 31, 2006


Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, Georgia  30076

                  Re:      Ashton Woods USA L.L.C.
                           Ashton Woods Finance Co.
                           Registration Statement on Form S-4

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Ashton Woods USA L.L.C., a Nevada limited liability company ("Ashton Woods"), Ashton Woods Finance Co., a Delaware corporation ("Finance", and together with Ashton Woods, "Issuers"), and Ashton Woods Transportation, LLC, a Georgia limited liability company (the "Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Issuers, the Guarantor and certain other subsidiaries of Ashton Woods named in the Registration Statement (the "Other Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance by Issuers of up to $125,000,000 aggregate principal amount of their 9.5% Senior Notes due 2015 (the "New Notes"), the issuance by the Guarantor of a guarantee (the "Guarantee") with respect to the New Notes and the issuance by the Other Guarantors of guarantees (the "Other Guarantees") with respect to the New Notes.

         The New Notes, the Other Guarantees and the Guarantee will be issued under an indenture, dated as of September 21, 2005 (the "Indenture") among the Issuers, the Guarantor, the Other Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The New Notes, the Other Guarantees and the Guarantee will be offered by the Issuers in exchange for $125,000,000 aggregate principal amount of their outstanding 9.5% Senior Notes due 2015 and the related guarantees of those notes.

         As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of




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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
January 31, 2006
Page 2




such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

         (i) the Registration Statement;

         (ii) the Indenture;

         (iii) the Notes;

         (iv) the Guarantee;

         (v) the Certificate of Organization of the Guarantor presently in effect as certified by the Secretary of State of the State of Georgia as of a recent date and the Operating Declaration of the Guarantor, as amended, presently in effect as certified by the Chief Financial Officer of the Guarantor as of the date hereof;

         (vii) a certificate of the Secretary of State of Georgia as to the existence of the Guarantor under the laws of the State of Georgia; and

         (viii) resolutions adopted by the Guarantor's board of directors (or equivalent governing body), certified by the Chief Financial Officer of the Guarantor, relating to the execution and delivery of, and the performance by the Guarantor of its obligations under, the Transaction Documents.

         In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         The Notes, the Guarantee and the Indenture are referred to herein, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents".

         In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Guarantor); (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Guarantor); (iii) the genuineness of all signatures on all documents submitted to us; (iv)



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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
January 31, 2006
Page 3




the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents are authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Guarantor), enforceable against such parties (other than the Guarantor) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Guarantor and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Guarantor.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and the Guarantee has been duly endorsed on the New Notes, the Guarantee will constitute the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

         Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

         We are members of the Bar of the States of New York and Georgia, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the States of New York and Georgia.

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Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
January 31, 2006
Page 4





         This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

         We hereby consent to being named as counsel to the Guarantor in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                Very truly yours,


                                /s/ Paul, Hastings, Janofsky & Walker LLP

                                Paul, Hastings, Janofsky & Walker LLP